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                                                           EXHIBIT 11, FORM 10-K
                                                COMMISSION FILE NUMBER 000-26572

                                NHP INCORPORATED
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                For the Year Ended December 31,
                                                         ------------------------------------------------
                                                                1995             1994             1993
                                                                ----             ----             ----
NET INCOME (LOSS):
   Income from continuing operations before
     extraordinary items                                   $    31,613     $      9,005     $      8,528
   Income (loss) from discontinued operations                   (1,963)           7,490          (12,965)
   Extraordinary items                                            (400)            -               3,847
                                                            ----------      -----------      -----------
     Net income (loss)                                     $    29,250     $     16,495     $       (590)
                                                            ==========      ===========      ===========

ADJUSTMENTS TO COMMON SHARES OUTSTANDING:
   Average number of shares of common stock                  9,569,645        8,094,733        8,208,684
   Primary adjustment:
       Assume exercise of options                               75,100            -                -
                                                            ----------      -----------     ------------
       Total average number of common shares and
         equivalents used for primary computation            9,644,745        8,094,733        8,208,684
                                                            ==========      ===========     ============

   Average number of shares of common stock                  9,569,645        8,094,733        8,208,684
   Fully diluted adjustment:
       Assume exercise of options                              197,815            -                -
                                                            ----------      -----------     ------------
       Total average number of common shares and
         equivalents used for fully diluted computation      9,767,460        8,094,733        8,208,684
                                                            ==========      ===========     ============

INCOME (LOSS) PER COMMON SHARE:
Net income (loss) per common share - primary:
   Income from continuing operations before
     extraordinary item                                    $      3.27     $       1.11    $        1.04
   Income (loss) from discontinued operations                     (.20)             .93            (1.58)
   Extraordinary items                                            (.04)           -                  .47
                                                            ----------      -----------     ------------
     Net income per common share - primary                 $      3.03     $       2.04    $        (.07)
                                                            ==========      ===========     ============

Net income (loss) per common share - fully diluted:
   Income from continuing operations before
     extraordinary item                                    $      3.24     $       1.11    $        1.04
   Income (loss) from discontinued operations                     (.21)             .93            (1.58)
   Extraordinary items                                            (.04)           -                  .47
                                                            ----------      -----------     ------------
     Net income per common share - fully diluted           $      2.99     $       2.04    $        (.07)
                                                            ==========      ===========     ============
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